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                                                                 Exhibit 10.23



                    [SYNTA PHARMACEUTICALS CORP. LETTERHEAD]



                                                April 18, 2005


Lan Bo Chen, Ph.D.
[ADDRESS]


         Re:  CONSULTING AGREEMENT
              --------------------


Dear Lan Bo:

         This letter is to confirm our understanding with respect to (i) your continued service to Synta Pharmaceuticals Corp. (the "Company") as a consultant, (ii) your agreement not to compete with the Company, or any present or future parent, subsidiary or affiliate of the Company (each, a "Company Affiliate" and collectively with the Company, the "Company Group"), (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company Group and (iv) your agreement with respect to the ownership of inventions, ideas, copyrights and patents which may be used in the business of the Company Group (the terms and conditions agreed to in this letter are hereinafter referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

         1. SERVICES.

         (a) You are hereby engaged by the Company as an independent contractor, and not as an employee, to provide the following services to the Company (the "Consulting Services"):

             (i) to serve as Chairman and/or a member of the Company's Scientific Advisory Board;

             (ii) to carry out various projects which the Chief Executive Officer or the Board of Directors of the Company may request and assign to you from time to time; and

             (iii) to bring to the attention of the Company from time to time information about inventions, scientific developments, research programs, available chemical compounds or biological entities, ideas, formulations, business development opportunities, potential employees, scientific contacts and the like, that may be of interest to the Company in the pursuit of its business as currently conducted or then anticipated or planned (hereinafter, "Business Opportunities")


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         (b) You shall maintain sole control and discretion as to the exact manner of the performance of the Consulting Services, subject to the following:

             (i) The Company and you acknowledge that you currently have, and may continue to have, a consulting arrangement with Caxton Health Holdings LLC ("CHH"), pursuant to which you will provide services to CHH that include identifying potential technologies and related opportunities for investment and development by CHH ("Investment Opportunities"). The Company and you further acknowledge that, upon occasion, an Investment Opportunity that you identify may also constitute a Business Opportunity for the Company. You hereby agree that, if you identify or become aware of any Investment Opportunity that also constitutes a Business Opportunity for the Company, you will endeavor first to bring such Business Opportunity to the attention of the Company, by communicating such opportunity to the Company's Chief Executive Officer, providing the Company with information reasonably available to you about the Business Opportunity, and assisting the Company, to the extent requested, in evaluating the Business Opportunity. Such actions shall hereinafter be referred to as providing the Company with a "Right of First Evaluation". If, however, in any instance you believe that it would violate your obligations to CHH if you were to provide the Company a Right of First Evaluation with respect to a Business Opportunity that also constitutes and Investment Opportunity, you agree to promptly notify the Company of such circumstances.

             (ii) You shall satisfy all reasonable deadlines, specifications and requirements set forth by the Company (in consultation with you).

             (iii) In performing the Consulting Services under this Agreement, you will (a) use diligent efforts and professional skills and judgment, (b) perform professional services in accordance with recognized industry standards; and (c) comply with the Company's policies applicable to consultants, members of the Scientific Advisory Board, and other personnel and Company representatives, as in effect from time to time. You also shall comply with all federal, state and local employment, labor and taxation laws, regulations and rules relating to the Consulting Services to be performed by you.

         2. TERM. This Agreement shall continue until such time as it is terminated by you or by the Company (for any reason or no reason at all), in either case by written notice at least fifteen (15) days in advance (the "Consulting Term").

         3. COMPENSATION.

                  (a) CONSULTING FEES. While you continue to provide Consulting Services to the Company, you will be paid a consulting fee of Twenty-Five Thousand Dollars ($25,000.00) per month (the "Consulting Fee"). Consulting Fees will be paid to you no later than fifteen (15) days following the last day of the month during which such Consulting Fees are earned.


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                  (b) REIMBURSEMENT OF EXPENSES. Upon presentation of
         documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse you for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by you in furtherance of the Company's business in accordance with the Company's policies with respect thereto as in effect from time to time.

         4. TERMINATION. Upon termination of your service to the Company for any reason or no reason, you shall receive payment of (a) your accrued, but unpaid, Consulting Fees through the date of termination of your service to the Company (the "Termination Date"), and (b) all expense reimbursements due to you through the Termination Date in accordance with established Company policies or applicable law.

         5. PROHIBITED COMPETITION.

                  (a) CERTAIN ACKNOWLEDGEMENTS AND AGREEMENTS.

                           (i) We have discussed, and you recognize and
                  acknowledge the competitive and proprietary aspects of the business of the Company Group.

                           (ii) You acknowledge that a business will be deemed
                  "competitive" with the Company Group if, at the time you enter into a relationship with such business or, at any time within two years thereafter while you have a relationship with such business, it engages in, or is actively planning or developing, any service and/or the research, development or commercialization of any product that is the functional equivalent of, or that has or will likely have the effect of materially displacing sales of services or products which (A) are performed, produced, manufactured, distributed, sold, under research or active development or in active planning by the Company Group at any time while you are providing Consulting Services or (B) are expressly identified in writing as the subject of your Consulting Services hereunder. If the Company requests that you provide Consulting Services that you advise the Company may be competitive with the activities of another business with which you then have a relationship, the Company may at its option (x) terminate the Consulting Services and in connection therewith pay to you any fees and reimbursable expenses due for all Consulting Services rendered through the date of termination, or (y) require you to terminate your services with the competitive business or entity.

                           (iii) You further acknowledge that, while you perform
                  Consulting Services hereunder, the Company Group will furnish, disclose or make available to you Confidential Information (as defined below) related to the business of the Company Group and that the Company Group. You also acknowledge that such Confidential Information has been developed and will be developed by the Company Group through the expenditure by the Company Group of substantial time, effort and money and that all such Confidential Information could be used by you to compete with the Company Group. Further, while you perform Consulting Services hereunder, you will be introduced to customers and others with important relationships to the Company Group. You acknowledge that any


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                  and all "goodwill" created through such introductions belongs exclusively to the Company Group, including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between yourself and any customers or other third parties doing business with the Company Group.

                           (iv) For purposes of this Agreement, "Confidential
                  Information" means confidential and proprietary information of the Company Group, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans; current or potential customers, suppliers, licensors, licensees, partners, investors, affiliates or others; training methods and materials; financial information; sales prospects; client lists; inventions; or any other scientific, technical or trade secrets of the Company Group or of any third party provided to you or the Company Group under a condition of confidentiality; provided that Confidential Information will not include information that is in the public domain other than through any fault or act by you. The term "trade secrets," as used in this Agreement, will be given its broadest possible interpretation under the law of the Commonwealth of Massachusetts and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records secret, scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

                  (b) NON-COMPETITION; NON-SOLICITATION. While you perform Consulting Services hereunder and for a period of one year following the termination of your service to the Company Group hereunder for any reason or for no reason, you will not, without the prior written consent of the Company:

                           (i) For yourself or on behalf of any other person or
                  entity, directly or indirectly, either as principal, partner, stockholder, officer, director, member, employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is competitive with the business of the Company Group (each, a "Restricted Activity") anywhere in the world, except that (A) nothing contained herein will preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed one percent of the issued and outstanding securities of any class of securities of such business and (B) nothing contained herein will prohibit you from engaging in a Restricted Activity for or with respect to any subsidiary, division or affiliate or unit (each, a "Unit") of an entity if that Unit is not engaged in any business which is competitive with the business of the Company Group, irrespective of whether some other Unit of such entity engages in such competition (as long as you do not engage in a Restricted Activity for such other
                  Unit); or

                           (ii) Either individually or on behalf of or through
                  any third party, directly or indirectly, solicit, divert or


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                  appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company Group, any customers, licensors, licensees, collaborative partners, or other patrons of the Company Group, or any such person or entity with respect to which the Company Group has developed or made a presentation (or similar communication) with a view to developing a business relationship;

                           (iii) Either individually or on behalf of or through
                  any third party, directly or indirectly, (A) solicit, entice or persuade or attempt to solicit, entice or persuade any employee of or consultant to the Company Group to leave the service of the Company Group for any reason, or (B) employ, cause to be employed, or solicit the employment of, any employee of or consultant to the Company Group while any such person is providing services to the Company Group or within six months after any such person has ceased providing services to the Company Group; or

                           (iv) Either individually or on behalf of or through
                  any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company Group and any licensor, licensee, collaborative partner, customer, vendor or supplier to the Company Group.

                  (c) REASONABLENESS OF RESTRICTIONS. You further recognize and acknowledge that (i) the types of employment which are prohibited by this Section 5 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company Group and to others and (ii) the time period and the geographical scope of the provisions of this Section 5 is reasonable, legitimate and fair to you in light of the Company Group's need to effectively pursue its business plan and objectives and in light of the limited restrictions on the type of activities prohibited herein compared to the types of activities for which you are qualified to earn your livelihood.

                  (d) SURVIVAL OF ACKNOWLEDGEMENTS AND AGREEMENTS. Your acknowledgements and agreements set forth in this Section 5 will survive the termination of this Agreement and the termination of your services hereunder for any reason or for no reason.

                  (e) ACKNOWLEDGEMENT REGARDING CHH AFFILIATION. The Company acknowledges that your affiliation with CHH is not in violation of this Agreement, provided that you (i) maintain the confidentiality of all Confidential Information as required by this Agreement, (ii) may not engage in a competitive Restricted Activity, individually or in concert with others, in connection with your affiliation with CHH, and (iii) abide by your obligations set out in Section 1(b)(i) hereof.

         6. PROTECTED INFORMATION. You will at all times, both during the period while you perform Consulting Services hereunder and after the termination of this Agreement and the termination of your service to the Company hereunder for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company Group, use, except as required in the course of performance of your duties for the Company Group or by court order, disclose or give to others any Confidential Information. In the event you are questioned


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by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, you will promptly notify the Company. Upon the termination of your service to the Company hereunder for any reason or for no reason, or if the Company Group otherwise requests, you will return to the Company Group all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained). The terms of this Section 6 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that you may have relating to the protection of the Company Group's Confidential Information. The terms of this Section 6 will survive indefinitely any termination of this Agreement and/or any termination of your service to the Company Group hereunder for any reason or for no reason.

         7. OWNERSHIP OF IDEAS, COPYRIGHTS AND PATENTS.

                  (a) PROPERTY OF THE COMPANY. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, biological processes, cell lines, laboratory notebooks and formulae in any form known or not yet known throughout the world (collectively, the "Inventions") which may be used or useful in the current or planned business of the Company Group or which in any way relates to such business, whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop arising out of or in connection with your performance of Consulting Services hereunder (and, if based on or related to any Confidential Information, within one year after termination of such service to the Company Group for any reason or for no reason), alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company Group's premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company Group or otherwise, will be the sole and exclusive property of the Company Group, and you will not publish any of the Inventions without the prior written consent of the Company Group. Without limiting the foregoing, you also acknowledge that all original works of authorship which are made by you (solely or jointly with others) within the scope of your services to the Company or which relate to the business of the Company Group and which are protectable by copyright are "works made for hire" pursuant to the United States Copyright Act (17 U.S.C. Section 101). You hereby assign to the Company Group all of your right, title and interest in and to all of the foregoing. You further represent that, to the best of your knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will not knowingly create any Invention which causes any such violation.

                  (b) COOPERATION. At any time during your service to the Company hereunder or after the termination of your service to the Company hereunder for any reason or for no reason, you will cooperate fully with the Company Group and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company Group's rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and


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         all other countries, provided that the Company Group will bear the expense of such proceedings and, if after the termination of your services to the Company Group hereunder, shall compensate you at your then current per diem rate for your time spent providing such cooperation and assistance, as evidenced by time records in reasonable detail submitted to the Company. Any patent or other legal right so issued to you personally will be assigned by you to the Company Group without charge by you.

                  (c) LICENSING AND USE OF INVENTIONS. With respect to any Inventions, whenever created, which you have not prepared or originated in the performance of your services to the Company Group, but which you provide to the Company Group or incorporate in any Company Group product or system, you hereby grant to the Company Group a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. You will not include in any Inventions you deliver to the Company Group or use on its behalf, without the prior written approval of the Company Group, any material which is or will be patented, copyrighted or trademarked by you or others unless you provide the Company Group with the written permission of the holder of any patent, copyright or trademark owner for the Company Group to use such material in a manner consistent with then-current Company Group policy.

                  (d) PRIOR INVENTIONS. Listed on EXHIBIT 7(d) to this Agreement are any and all Inventions in which you claim or intend to claim any right, title and interest (collectively, "Prior Inventions"), including, without limitation, patent, copyright and trademark interests, which to the best of your knowledge will be or may be delivered to the Company Group in the course of your service to the Company, or incorporated into any Company Group product or system. You acknowledge that your obligation to disclose such information is ongoing while you perform Consulting Services hereunder.

         8. DISCLOSURE TO FUTURE EMPLOYERS. You will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in Sections 5, 6 and 7 of this Agreement to any business or enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you may participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

         9. RECORDS. Upon termination of your services to the Company Group hereunder for any reason or for no reason and at any other time requested by the Company Group, you will deliver to the Company Group any property of the Company Group which may be in your possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same (regardless of how they are maintained, including whether or not they are in electronic form).

         10. INSURANCE. While you are performing Consulting Services to the Company Group hereunder, you shall be solely responsible for securing, paying for and maintaining any insurances, licenses and/or permits necessary to perform any of the Consulting Services required under this Agreement, including, but not limited to, general liability insurance (bodily injury and


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property damage), professional liability insurance and workers' compensation insurance. Upon request, you will furnish to the Company all applicable certificates of insurance contemplated by this section.

         11. INDEPENDENT CONTRACTOR STATUS. You and the Company agree that your Consulting Services are made available to the Company Group on the basis that you will retain your individual professional status and that your relationship with the Company Group is that of an independent contractor and not that of an employee. You acknowledge will not be eligible for any employee benefits, nor will the Company make deductions from its fees to you for taxes, insurance, bonds or any other subscription of any kind. The Company will record payments to you on, and provide to you, an Internal Revenue Service Form 1099, and the Company will not withhold any employment taxes on your behalf. Payment of all federal, state and local income, employment and other taxes (including unemployment insurance, social security taxes and federal, state and local withholding taxes) are your sole responsibility. You will indemnify and hold harmless the Company Group and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based on your failure to pay any or all taxes due from you to any applicable taxing authorities.

         12. REPRESENTATIONS AND ACKNOWLEDGEMENTS. You hereby represent and warrant to the Company that you understand this Agreement, that you enter into this Agreement voluntarily and that your service to the Company Group under this Agreement will not conflict with any legal duty owed by you to any other party, or with any agreement to which you are a party or by which you are bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement. You will indemnify and hold harmless the Company Group and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

         13. GENERAL.

                  (a) NOTICES. All notices, requests, consents and other communications hereunder which are required to be provided, or which the sender elects to provide, in writing, will be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

                  (b) ENTIRE AGREEMENT.

                     (i) It is hereby acknowledged that the Company an you have entered into an Agreement and Release, dated January 14, 2005 (the "Agreement and Release"), arising out of your services to the Company, its Affiliates and Predecessors (as such terms


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         are defined therein) during the period prior to the date hereof. The
         Company and you hereby acknowledge and agree that certain provisions of the Agreement and Release (E.G., the confidentiality, non-competition, non-solicitation and inventions assignment provisions) are substantially the same as corresponding provisions of this Agreement, except that such provisions of the Agreement and Release are intended to be effective and apply to matters arising out of the period of your services to the Company, its Affiliates and Predecessors prior to the date of this Agreement, and the corresponding provisions of this Agreement are intended to be effective and apply to matters arising out of the period commencing on the date hereof. The parties agree that this Agreement shall not be deemed to supersede the Agreement and Release except if, and to the extent that, (A) a provision of this Agreement contains substantially equivalent terms to a corresponding provision of the Agreement and Release, and (B) the application of such provision of this Agreement alone (I.E., without continued effectiveness and application of the corresponding provision of the Agreement and Release) will provide the same protection to the Company Group as would be the case if both the provision in this Agreement and the corresponding provision in the Agreement and Release continued to be effective and apply. All other terms and provisions of the Agreement and Release shall continue in full force and effect.

                     (ii) Subject to subparagraph (i) above, this Agreement, together with the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  (c) MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

                  (d) WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

                  (e) ASSIGNMENT. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved, or to any Company Affiliate. You may not assign your rights and obligations under this Agreement without the prior written consent of the Company, and any such attempted assignment by you without the prior written consent of the Company will be void.

                  (f) BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the


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         benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and you, except for your obligations to the Company Group as set forth herein, and no person or entity (except for a Company Affiliate as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

                  (g) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

                  (h) JURISDICTION, VENUE AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement that is not subject to arbitration pursuant to Section 13(i) below will be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

                  (i) ARBITRATION. Any controversy, dispute or claim arising out of or in connection with this Agreement, other than a controversy, dispute or claim arising under Section 5, 6 or 7 hereof, will be settled by final and binding arbitration to be conducted in Boston, Massachusetts pursuant to the national rules for the resolution of employment disputes of the American Arbitration Association then in effect. The decision or award in any such arbitration will be final and binding upon the parties and judgment upon such decision or award may be entered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance of such decision or award and an order of enforcement. In the event that any procedural matter is not covered by the aforesaid rules, the procedural law of Massachusetts will govern. Any disagreement as to whether a particular dispute is arbitrable under this Agreement shall itself be subject to arbitration in accordance with the procedures set forth herein.

                  (j) WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT THAT IS NOT SUBJECT TO ARBITRATION PURSUANT TO SECTION 13(i) ABOVE WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF YOU AND THE COMPANY WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

                  (k) SEVERABILITY. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such


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         provision, and/or to delete specific words and phrases
         ("blue-penciling"), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

                  (l) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

                  (m) INJUNCTIVE RELIEF. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5, 6 or 7 of this Agreement will result in substantial, continuing and irreparable injury to the Company Group. Therefore, in addition to any other remedy that may be available to the Company Group, the Company Group will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5, 6 or 7 of this Agreement. The period during which the covenants contained in Section 5 will apply will be extended by any periods during which you are found by a court to have been in violation of such covenants.

                  (n) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

                  (o) COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (p) OPPORTUNITY TO REVIEW. You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that you have had the opportunity to consult with counsel of your own choosing regarding such terms. You further acknowledge that you fully understand the terms of this Agreement and have voluntarily executed this Agreement.


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         If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this Agreement.


                                        Very truly yours,


                                        SYNTA PHARMACEUTICALS CORP.



                                        By: /s/ Safi R. Bahcall
                                            -----------------------------------
                                            Safi R. Bahcall, Ph.D.
                                            President and Chief Executive
                                            Officer



Accepted and Approved:


/s/ Lan Bo Chen                        April 18, 2005
----------------------------------     ----------------------------------
Lan Bo Chen, Ph.D.                     Date


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                                  EXHIBIT 7(d)

                                PRIOR INVENTIONS









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